Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-38743 on Form S-8 of our report dated June 27, 2007, appearing in this Annual Report on Form 11-K of the Cincinnati Bell Inc. Savings and Security Plan for the year ended December 30, 2006.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio

June 27, 2007